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Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

FOR TENDER OF OUTSTANDING SHARES OF COMMON STOCK
AND THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS
OF

MGI PHARMA, INC.
AT
$41.00 NET PER SHARE
PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 21, 2007
BY

JAGUAR ACQUISITION CORP.
A WHOLLY OWNED SUBSIDIARY OF
EISAI CORPORATION OF NORTH AMERICA
A WHOLLY OWNED SUBSIDIARY OF
EISAI CO., LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (NEW YORK
CITY TIME) ON JANUARY 22, 2008, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach The Computershare Trust Company, N.A. (the "Depositary") before the Expiration Date (as defined in Section 1—"Terms of the Offer"of the offer to purchase, dated December 21, 2007 (the "Offer to Purchase")). This form may be transmitted by manually signed facsimile transmission or mailed (to the Depositary). See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

The Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

        Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the letter of transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates representing Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Jaguar Acquisition Corp., a Minnesota corporation ("Purchaser") and a wholly owned subsidiary of Eisai Corporation of North America which is a wholly owned subsidiary of Eisai Co., Ltd., a corporation organized under the laws of Japan ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 21, 2007 (the "Offer to Purchase"), and the related letter of transmittal and instructions thereto (which, as they may be amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of the common stock, par value $0.01 per share, of MGI PHARMA, INC. (the "Company"), including, if any, the associated preferred share purchase rights (the "Rights") issued under the Rights Agreement, dated as of July 14, 1998, as amended (the "Rights Agreement"), between the Company and Wells Fargo Bank, N.A (formerly Norwest Bank Minnesota, N.A.), as rights agent (the shares of the Company's common stock, together with the Rights being referred to collectively as the "Shares"), set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares:

☐
Check if Shares will be tendered by book-entry transfer

Account Number:

Dated:

Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):

Zip Code:

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates representing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal and certificates representing Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)
Title:

Address:

Zip Code:

Area Code and Telephone Number(s):

Dated:

NOTE: Do not send certificates representing Shares with this notice. Certificates representing Shares must be sent with your letter of transmittal.

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GUARANTEE (Not to be used for signature guarantee)